Exhibit 99.1

For Immediate Release

Contact: Fred Zinn
Drew Industries, 914-428-9098
or
Ryan McGrath, Jeff Lambert
Lambert, Edwards & Associates
616-233-0500 or rmcgrath@lambert-edwards.com

Drew Industries Presents Webcast of
Third Quarter Conference Call on Nov. 1

WHITE PLAINS, NY, October 16, 2006 — Drew Industries Incorporated (NYSE: DW), a White Plains, NY-based manufacturer of components for the recreational vehicle and manufactured housing industries, will release its third quarter 2006 financial results after the market closes on Tuesday, Oct. 31, 2006.

Drew Industries also will host a conference call on Wednesday, Nov.1 at 10 a.m. ET to discuss its results and other business trends. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors and retail brokers are invited to listen via a live webcast of the call on Drew Industries’ web site at www.drewindustries.com. Drew Industries will archive the webcast on its website for two weeks after the call.

Participating in the conference call will be:

Leigh Abrams, President and CEO, Drew Industries
Fred Zinn, Executive VP and CFO, Drew Industries
David Webster, President, CEO and Chairman, Kinro, Inc.
Doug Lippert, Chairman, Lippert Components, Inc.
Jason Lippert, President and CEO, Lippert Components, Inc.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. The call is available at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via the password-protected event management site, StreetEvents (www.streetevents.com).

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, bed lifts, steps, electric stabilizer jacks, as well as trailers for hauling equipment, boats, personal watercrafts and snowmobiles, and chassis and windows for modular homes and offices. From 46 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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